[Logo of MyRichUncle]



For immediate release

MRU HOLDINGS, INC., A STUDENT LOAN FINANCE COMPANY, SECURES $25 MILLION EQUITY FINANCING COMMITTMENT FROM BATTERY VENTURES AND MERRILL LYNCH INVESTMENT MANAGERS PRIVATE EQUITY PARTNERS TO EXPAND ITS PRIVATE STUDENT LOAN PROGRAM

New York, NY: January 5 --

MRU Holdings, Inc. (OTCBB: MHOI.OB), an educational finance company, today announced that it has entered into a definitive securities purchase agreement with Battery Ventures and Merrill Lynch Investment Managers ("MLIM") Private Equity Partners pursuant to which several of their funds will invest a total of $25 Million in a convertible preferred private placement financing.

The proceeds will be used to advance MRU's growth strategy in the private student loan market.

Mr. Edwin McGuinn, Chairman and CEO of MRU Holdings Inc, said "The funding from Battery Ventures and MLIM Equity Partners is very important in the growth of our company and will dramatically broaden the scope of our private student loan program while increasing access to educational funding for students. We are extremely pleased with the support from these two top tier investors."

"There is incredible demand for a highly efficient and scalable underwriting engine for private student loans, and MRU has shown through its rapid development that they have the technology and underwriting methodologies to meet that demand," said Battery Ventures Partner, Michael Brown, who intends to join MRU's Board of Directors. "The innovation in the industry continues at a rapid pace, and we look forward to working with the MRU management team to execute the strong growth trajectory and assist them in their strategy to scale to high-volume production."

The closing of the transaction is subject to customary conditions. The transaction is anticipated to close on or about February 10, 2006. The definitive documentation for the Series B Preferred will be filed with the Securities and Exchange Commission on Form 8-K, as required.

ABOUT MRU HOLDINGS, INC.

MRU Holdings, Inc. (OTCBB: MHOI) is a publicly traded specialty finance company that profiles and provides students with funds for higher education using a blend of current market credit practices as well as its own proprietary analytic models and decision tools. The company has a renowned brand name "MyRichUncle(TM)" and highly scalable origination infrastructure. The company utilizes these assets to provide private and federal loans to students either on a referral or principal basis. Additional information concerning MRU Holdings is available at http://www.MRUHoldings.com

ABOUT BATTERY VENTURES

Founded in 1983, Battery Ventures is a leading venture capital firm focused on investing in technology companies at all stages of growth from seed to later stage and tech buyouts. The firm has invested in over 190 companies worldwide. From its offices in Wellesley, MA and San Mateo, CA the partnership manages over $2 billion in committed capital, including its new fund of $450 million. For more information, visit www.battery.com

ABOUT MLIM PRIVATE EQUITY PARTNERS

MLIM Private Equity Partners is a division of Merrill Lynch Investment Managers and focuses on investing in venture capital and leveraged buyout transactions and funds. Merrill Lynch & Co. is one of the world's leading wealth management, capital markets and advisory companies, with offices in 36 countries and territories and total client assets of approximately $1.7 trillion. Through Merrill Lynch Investment Managers, the company is one of the world's largest managers of financial assets. Firm wide, assets under management total $524 billion. For more information please visit http://www.ml.com.

Safe Harbor Statement

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, MRU Holdings' expectations regarding its ability to develop and commercialize financial products for the higher education marketplace. Such forward-looking statements involve risks and uncertainties that, if realized, could materially impair MRU Holdings' results of operations, business, and financial condition. These forward-looking statements may be affected by the risks and uncertainties inherent in the educational finance market and in MRU Holdings' business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in our Registration Statement on Form SB-2 filed with the SEC on March 22, 2005, as further amended. MRU Holdings cautions that certain important factors may have affected and could in the future affect MRU Holdings' beliefs and expectations and could cause actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of MRU Holdings. The forward-looking statements contained herein are made as of the date hereof and MRU Holdings does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

MHOIG

Contact:
Edwin Mc Guinn
Chairman & CEO of MRU Holdings, Inc.
212-836-4195
emcguinn@mruholdings.com